Exhibit 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
05/24/2018	Investors:	Mike Flores, 630-623-3519
	Media:	Terri Hickey, 773-655-3035

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

CHICAGO, IL - Today, McDonald's Board of Directors declared a quarterly cash dividend of $1.01 per share of common stock payable on June 18, 2018 to shareholders of record at the close of business on June 4, 2018.

Upcoming Communications
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's plans to use this website as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information.

About McDonald's
McDonald's is the world's leading global foodservice retailer with over 37,000 locations in over 100 countries. Over 90% of McDonald's restaurants worldwide are owned and operated by independent local business men and women.

Forward-Looking Statements
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

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